EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $1.50 par value per share, of Viad Corp, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this August 6, 2020.

CRESTVIEW PARTNERS IV GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver Title: General Counsel

Crestview IV VC TE Holdings, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver Title: General Counsel

Crestview IV VC Holdings, L.P.

By:	Crestview IV VC Holdings GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver Title: General Counsel

Crestview IV VC CI Holdings, L.P.

By:	Crestview IV VC CI GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver Title: General Counsel